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Exhibit 21.1

BANK OF HAWAII CORPORATION
SUBSIDIARIES OF THE REGISTRANT

The required information with respect to subsidiaries of Bank of Hawaii Corporation at December 31, 2003 is provided below. All domestic subsidiaries are wholly owned. Each entity is consolidated with its immediate parent company except as noted.

BANK OF HAWAII CORPORATION (Parent)
Bank Holding Company—Delaware

Subsidiaries:

  BANCORP HAWAII CAPITAL TRUST I
      Delaware

  BANK OF HAWAII
      Hawaii

  Subsidiaries:

    Bank of Hawaii International, Inc.
        Hawaii

    Bankoh Investment Services, Inc. (Brokerage)
        Hawaii

    Pacific Century Insurance Services, Inc. (Captive Insurance)
        Hawaii

    RGA Corp.
        Hawaii

    Pacific Century Advisory Services, Inc.—(Advisory Services)
        Hawaii

    Bank of Hawaii Leasing, Inc. (Parent)—(Leasing)
        Hawaii

    Subsidiaries:

      BNE Airfleets Corporation
          Barbados

      Pacific Century Leasing International, LLC
          Delaware

      Coach Finance Company, LLC
          Delaware

    Pacific Century Life Insurance Corporation (Insurance)
        Arizona

    Triad Insurance Agency, Inc. (Insurance)
        Hawaii

    Bank of Hawaii Insurance Services, Inc. (Insurance)
        Hawaii

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BANK OF HAWAII CORPORATION SUBSIDIARIES OF THE REGISTRANT